EXHIBIT 10.8


                                                                  EXECUTION COPY

                          SERVICING TRANSFER AGREEMENT

     This Servicing Transfer Agreement (this "Agreement") is made as of April 17, 2003 by and between Systems & Services Technologies, Inc., as Successor Servicer (the "Successor Servicer" or "SST"), Union Acceptance Corporation (the "UAC" and, in its capacity as servicer prior to the Effective Date, the "Servicer"), UAC Securitization Corporation ("UACSC"), Performance Securitization Corporation ("PSC"), MBIA Insurance Corporation ("MBIA"), and the Creditor Representative (as defined in Section 23).

                                   WITNESSETH:

     WHEREAS, UACSC, the Servicer and BNY Midwest Trust Company, as successor to the corporate trust administration of Harris Trust and Savings Bank, in its capacity as trustee (the "Trustee") are parties to (a) the Pooling and Servicing Agreement dated as of March 1, 1998 (the "1998-A Servicing Agreement") with respect to the formation of UACSC 1998-A Auto Trust (the "1998-A Transaction");
(b) the Pooling and Servicing Agreement dated as of June 1, 1998 (the "1998-B Servicing Agreement") with respect to the formation of UACSC 1998-B Auto Trust (the "1998-B Transaction"); (c) the Pooling and. Servicing Agreement dated as of September 1, 1998 (the "1998-C Servicing Agreement") with respect to the formation of UACSC 1998-C Auto Trust (the "1998-C Transaction"); (d) the Pooling and Servicing Agreement dated as of November 1, 1998 (the "1998-D Servicing Agreement") with respect to the formation of UACSC 1998-D Auto Trust (the "1998-D Transaction"); and (e) the Pooling and Servicing Agreement dated as of February l, 1999 (the "1999-A Servicing Agreement") with respect to the formation of UACSC 1999-A Auto Trust (the "1999-A Transaction" and together with the 1998-A Transaction, the 1998-B Transaction, the 1998-C Transaction, and the 1998-D Transaction, the "Grantor Trust Transactions") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the 1998-A Servicing Agreement, the 1998-B Servicing Agreement, the 1998-C Servicing Agreement, the 1998-D Servicing Agreement, and the 1999-A Servicing Agreement, each a "Servicing Agreement" and collectively the "Grantor Trust Servicing Agreements");

     WHEREAS, Performance Securitization Corporation, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of June 1, 1998 with respect to the formation of PSC 1998-1 Grantor Trust (the "PSC Transaction") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "PSC Servicing Agreement");

     WHEREAS, UACSC, the Servicer and Wachovia Trust Company, National Association formerly First Union Trust Company, National Association, as owner trustee (the "Owner Trustee") are parties to (a) the Trust and Servicing Agreement dated as of May 1, 1999 (the "1999-B Servicing Agreement") with respect to the formation of UACSC 1999-B Owner Trust (the "1999-B Transaction");
(b) the Trust and Servicing Agreement dated as of August 1, 1999 (the "1999-C Servicing Agreement") with respect to the formation of UACSC 1999-C Owner Trust (the "1999-C Transaction"); (c) the Trust and Servicing Agreement dated as of
November l, 1999 (the "1999-D Servicing Agreement") with respect to the formation of UACSC


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1999-D  Owner  Trust (the  "1999-D  Transaction");  (d) the Trust and  Servicing
Agreement dated as of February 1, 2000 (the "2000-A Servicing Agreement") with respect to the formation of UACSC 2000-A Owner Trust (the "2000-A Transaction");
(e) the Trust and Servicing Agreement dated as of June 1, 2000 (the "2000-B Servicing Agreement") with respect to the formation of UACSC 2000-B Owner Trust (the "2000-B Transaction"); (f) the Trust and Servicing Agreement dated as of November 17, 2000 (the "2000-D Servicing Agreement") with respect to the formation of UACSC 2000-D Owner Trust (the "2000-D Transaction"); (g) the Trust and Servicing Agreement dated as of February 24, 2001 (the "2001-A Servicing Agreement") with respect to the formation of UACSC 2001-A Owner Trust (the "2001-A Transaction"); (h) the Trust and Servicing Agreement dated as of September 25, 2001 (the "2001-C Servicing Agreement") with respect to the formation of UACSC 2001-C Owner Trust (the "2001-C Transaction"); and (i) the Trust and Servicing Agreement dated as of March l, 2002 (the "2002-A Servicing Agreement") with respect to the formation of UACSC 2002-A Owner Trust (the "2002-A Transaction" and together with the 1999-B Transaction, the 1999-C
Transaction,   the  1999-D  Transaction,  the  2000-A  Transaction,  the  2000-B
Transaction,   the  2000-D  Transaction,  the  2001-A  Transaction,  the  2001-C
Transaction and the 2002-A Transaction, the "Owner Trust Transactions") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the 1999-B Servicing Agreement, the 1999-C Servicing Agreement, the 1999-D Servicing. Agreement, the 2000-A Servicing Agreement, the 2000-B Servicing Agreement, the 2000-D Servicing Agreement, the 2001-A Servicing Agreement, the 2001-C Servicing Agreement and the 2002-A Servicing Agreement, each a "Servicing Agreement" and collectively the "Owner Trust Servicing Agreements");

     WHEREAS, the Owner Trustee, on behalf of the various trusts parties thereto (each an "Issuer"), and BNY Midwest Trust Company, as successor to the corporate trust administration of Harris Trust and Savings Bank (and, with respect to the 2000-B Indenture, The Bank of New York), each in its capacity as Indenture Trustee (the "Indenture Trustee"), are parties to (a) the Indenture dated as of May 1, 1999 (the "1999-B Indenture"), by and between UACSC 1999-B Owner Trust and the Indenture Trustee; (b) the Indenture and Security Agreement dated as of July 23, 1999 (the "1999 Master Indenture and Security Agreement"), by and between UACSC 1999 Master Owner Trust and the Indenture Trustee; (c) the Indenture dated as of August 1, 1999 (the "1999-C Indenture"), by and between UACSC 1999-C Owner Trust and the Indenture Trustee; (d) the Indenture dated as of November 1, 1999 (the "1999-D Indenture"), by and between UACSC 1999-D Owner Trust and the Indenture Trustee; (e) the Indenture dated as of February 1, 2000 (the "2000-A Indenture"), by and between UACSC 2000-A Owner Trust and the Indenture Trustee; (f) the Indenture dated as of June 1, 2000 (the "2000-B Indenture"), by and between UACSC 2000-B Owner Trust and The Bank of New York, as the Indenture Trustee; (g) the Indenture dated as of November 17, 2000 (the "2000-D Indenture"), by and between UACSC 2000-D Owner Trust and the Indenture Trustee; (h) the Indenture dated as of February 24, 2001 (the "2001-A Indenture"), by and between UACSC 2001-A Owner Trust and the Indenture Trustee;
(i) the Indenture dated as of September 25, 2001 (the "2001-C Indenture"), by and between UACSC 2001-C Owner Trust and the Indenture Trustee; and (j) the Indenture dated as of March 18, 2002 (the "2002-A Indenture"), by and between UACSC 2002-A Owner Trust and the Indenture Trustee (the 1999-B Indenture, the 1999 Master Indenture and Security Agreement, the 1999-C Indenture, the 1999-D Indenture, the 2000-A Indenture, the 2000-B Indenture, the 2000-D Indenture, the 2001-A Indenture, the 2001-C Indenture and the 2002-A Indenture, as the same have been or may hereafter be amended, restated, supplemented


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or otherwise  modified from time to time, each an "Indenture"  and  collectively the "Indentures"); and

     WHEREAS, UACSC, UAC and the Owner Trustee are parties to the Trust and Servicing Agreement dated as of July 23, 1999 with respect to the formation of UACSC 1999 Master Owner Trust (the "CIBC Transaction" and together with the Grantor Trust Transactions, the PSC Transaction, the Owner Trust Transactions and the CIBC Transaction, the "Transactions" and individually a "Transaction") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CIBC Servicing Agreement" and, together with the Grantor Trust Servicing Agreements, the PSC Servicing Agreement, and the Owner Trust Servicing Agreements, the "Servicing Agreements");

     WHEREAS, on October 31, 2002, UAC filed a voluntary petition for relief (the "Bankruptcy Filing") under Chapter 11 of Title 11 of the United States Code with the Indianapolis Division of the United States Bankruptcy Court Southern District of Indiana (the "Bankruptcy Court"); and

     WHEREAS, subject to the approval of the Bankruptcy Court and other required parties, UAC proposes to sell and transfer its automobile consumer receivable servicing platform assets to SST pursuant to an Asset Purchase Agreement, dated April 17, 2003, between UAC and SST ("Asset Purchase Agreement"), such transaction to include the business assets and facilities that UAC uses to service the Transactions;

     WHEREAS, MBIA and UAC desire to effect the appointment of SST as successor to UAC as the Servicer and as the Collection Agent (the "Successor Servicer") and SST has agreed to accept such appointment and assume all rights and obligations of UAC, as Successor Servicer with respect to each of the Transactions, subject to the terms and conditions of this Agreement;

     WHEREAS, on November 12, 2002, the Bankruptcy Court appointed the Creditor Representative to represent the unsecured creditors of UAC; and

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. Capitalized terms not otherwise defined herein are used herein with the meanings ascribed thereto, or incorporated by reference, in the applicable Servicing Agreement.

     2. Appointment. Pursuant to Section 14.02 of the Servicing Agreements, effective as of the Effective Date (and such term is defined in Section 5) with respect to each Transaction, SST shall be designated and appointed as Successor Servicer with respect to each of the Transactions. SST shall be appointed as custodian of the Receivable Files (as defined in each of the Servicing Agreements), such appointments to be effective on each applicable Effective Date; provided, however, that SST shall only act as custodian on any Transaction if it is also simultaneously acting as the Successor Servicer. SST's duties and obligations as Successor Servicer hereunder shall be as provided solely in the Servicing Agreements or as described herein. UAC, UACSC, PSC and MBIA each hereby consent to the forgoing appointments and, to


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the extent  required,  authorize  and direct the  Trustee  (with  respect to the
Grantor Trust Transactions and the PSC Transaction), the Indenture Trustee (with respect to the Owner Trust Transactions and the CIBC Transaction), and request consent from Canadian Imperial Bank of Commerce (with respect to the CIBC
Transaction), to effect the foregoing appointments, each effective as of the applicable Effective Date (as such term is defined below), by subscribing to the Appointment and Consent following the signature page of this Agreement. Effective only upon the Effective Date with respect to each Transaction, UAC shall resign as Servicer with respect to such Transaction, respectively.

     3. Acceptance of Appointment. Subject to the terms and conditions hereinafter set forth, SST hereby accepts its appointment as Successor Servicer and agrees to perform its obligations under the Servicing Agreements and this Agreement, as described herein, effective with respect to each Transaction as of the applicable Effective Date. SST shall use its best efforts to promptly transition servicing from UAC to SST, minimize disruption in servicing and perform its duties in accordance with all applicable laws and regulations, and the servicing standards set forth in this Agreement; provided, however, that SST shall not be strictly held to the Performance Standards (as defined herein) for thirty (30) days following the Effective Date. If requested by SST, UAC shall assist SST to interpret Sections 2.3(a) and 2.9 of the Security Agreement.

     4. SST's Obligations as Successor Servicer; Compensation. SST shall become the Successor Servicer with respect to all of the duties and obligations of UAC as Servicer under the Servicing Agreements (as amended as contemplated herein). SST shall be entitled to receive as compensation with respect to each Transaction a servicing fee (the "Successor Servicing Fee") and other amounts as described in Appendix A hereto (it being understood and agreed that in no event shall the Trustee or the Indenture Trustee have any liability or obligation in respect of such compensation).

     5. Effectiveness of Appointment for Each Transaction.

     The effectiveness of SST's appointment hereunder with respect to each Transaction shall occur with respect to such Transaction on its Effective Date. The Effective Date for each Transaction (the "Effective Date") shall be the date on which all conditions to effectiveness set forth below are satisfied in respect of such Transaction:

     (a) Conditions to Effective Date with respect to all Transactions. The following conditions shall have occurred with respect to all Transactions:

          (i) The Bankruptcy Court shall have entered an order approving this Agreement, the transactions contemplated herein, the amendments to the Trust Agreements and Indentures, and Insurance and Reimbursement Agreements, and the proposed Master Trust Agreement as contemplated in such amendments, and authorizing UAC to enter into and consummate each of the forgoing;

          (ii) The closing of the transactions contemplated in the Asset Purchase Agreement shall have occurred; and

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

          (iii) UAC, MBIA, and UACSC, or PSC as appropriate, shall have executed the Amendment to Insurance and Reimbursement Agreements, including the terms described on Appendix B-1, attached hereto; and such parties and Wilmington Trust Company, as Master Trustee, shall have executed and delivered the Master Trust Agreement, including the terms described on Appendix B-2, attached hereto.

     (b)  Conditions  with  Respect  to  Grantor  Trust   Transactions  and  PSC
Transaction. The following conditions shall have occurred with respect to a Grantor Trust Transaction or the PSC Transaction:

          (i) With respect to the Grantor Trust Transactions, the Agreement Including Omnibus Amendments to Pooling and Servicing Agreements and Purchase Agreements, in the form attached hereto as Appendix C-1, shall have been executed by UAC, UACSC, the Trustee and MBIA; and, with respect to the PSC Transaction, the Agreement Including Amendments to Pooling and Servicing Agreement and Purchase Agreement, in the form attached hereto as Appendix C-2, shall have been executed by UAC, PSC, the Trustee and MBIA, and all conditions to the effectiveness of such Agreement with respect to such Transaction shall have been satisfied or waived (with the understanding that such Agreements will become effective with respect to such Grantor Trust Transactions on the Effective Date but certain amendments provided therein that require certificateholder consent under the applicable Servicing Agreement shall become effective at such later time as certain certificateholder approval is obtained); and

          (ii) The Trustee shall have subscribed the Appointment and Consent instrument following the end of this Agreement.

     (c)  Conditions  with  Respect  to  Owner  Trust   Transactions   and  CIBC
Transaction. The following conditions shall have occurred with respect to an Owner Trust Transaction or the CIBC Transaction:

          (i) With  respect  to the  Owner  Trust  Transactions,  the  Agreement
     Including Omnibus Amendments to Trust and Servicing Agreements, Administration Agreements, Purchase Agreements and Supplemental Indentures, in the form attached hereto as Appendix D-1, shall have been executed by UAC, UACSC, the Indenture Trustee, the Owner Trustee and MBIA (with the understanding that such Agreements will become effective on the Effective Date with respect to such Transactions but certain amendments related to the UACSC 1999-B and UACSC 1999-C Servicing Agreements that require noteholder consent under the applicable Servicing Agreement provided therein shall become effective at such later time as certain noteholder approval is obtained); and, with respect to the CIBC Transaction, the Agreement Including Amendments to Master Trust and Servicing Agreement, Indenture and Security Agreement, Administration Agreement, and Stand-by Purchase Agreements, in the form attached as Appendix D-2 shall have been executed by UAC, UACSC, the Indenture Trustee, the Owner Trustee, MBIA, and Canadian Imperial Bank of Commerce; and all conditions to the effectiveness of the applicable agreement with respect to each such Transaction shall have been satisfied or waived; and

          (ii) The Indenture Trustee shall have subscribed the Appointment and Consent instrument following the end of this Agreement.

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

     6. Covenants, Representations and Warranties of SST.(a) (a) By its execution and delivery of this Agreement, SST hereby makes, for the benefit of UAC and MBIA, each of the representations, warranties and covenants of the Servicer, as applicable, set forth in the Servicing Agreements (subject to the terms and conditions contained in this Agreement), as of the Effective Date, each of which representations, warranties and covenants shall be deemed to be incorporated herein by this reference as if fully set forth herein and SST shall be responsible and obligated for such representations, warranties and covenants as if fully set forth herein; provided, however, that references in the Servicing Agreements, Indentures and Insurance Agreements to "Servicer" shall be deemed to refer to SST as Successor Servicer and "Transaction Documents" shall be deemed to refer only to this Agreement, and the Servicing Agreements and (to the extent applicable to the Servicer's representations and covenants) the Indentures, each as amended, provided, further however, that any reference to corporate existence and good standing shall refer to the Successor Servicer's corporate existence and good standing in its jurisdiction of organization.

     (b) SST shall assign experienced personnel to service the Receivables pursuant to the Servicing Agreements and this Agreement.

     (c) SST will keep gateways, hardware, software, systems and the interface used to provide the services hereunder and under the Servicing Agreements up-to-date and otherwise maintain a technology platform that will enable SST to fulfill its obligations at all times under this Agreement and under the Servicing Agreements.

     (d) Notwithstanding anything to the contrary in Section 8.02 of the Servicing Agreements relating to the Grantor Trust Transactions, the PSC Transaction, the Owner Trust Transactions and the CIBC Transaction, SST shall not extend payments for any Receivable beyond the Stated Final Payment Date (in the case of the Grantor Trust Transactions, the PSC Transaction and the Owner Trust Transactions), and the Stated Maturity Date (in the case of the CIBC Transaction).

     (e) SST is, and after the consummation of the transactions contemplated hereby, will be Solvent (as defined in the following sentence). "Solvent" shall mean, with respect to SST as of a particular date, that, on such date, SST (i) is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business or (ii) will have adequate capital to conduct its activities hereunder or otherwise. (f) SST and all of its employees performing the services hereunder and under the Servicing Agreements will perform its services in accordance with the requirements of this Agreement and the Servicing Agreements in a professional, diligent and workmanlike manner in accordance with industry standards applicable to the performance of such services.

     (g) SST shall maintain and service all Receivables hereunder in accordance with the performance standards (the "Performance Standards") set forth in Appendix E hereto.

     (h) SST shall not enter into any merger, conversion, or consolidation, unless MBIA shall otherwise consent in writing prior to any such merger, conversion, or consolidation.

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

     (i) SST represents that JPMorgan Chase Bank will provide assistance to SST, as requested by SST, to assist SST in performing its reporting duties hereunder and covenants that SST shall request and at all times use such assistance to timely and accurately complete its reporting duties hereunder.

     (j) SST shall maintain a minimum Tangible Net Worth (as defined by generally acceptable accounting principles in effect in the United States from time to time, hereinafter defined as "GAAP"), as of the last day of any calendar quarter, in an amount equal to 85% of the Shareholder's Equity minus Intangible Assets as of the end of the quarter ended on June 30, 2001, plus 50% of quarterly net income (prior to dividends or distributions on an ongoing basis with no subtraction for quarterly losses) for each quarter thereafter. For purposes of this Section 6(j), "Intangible Assets" means all licenses, patents, copyrights, trade names, trademarks, goodwill or any premium paid in excess of the book value of purchased assets, experimental or organizational expenses, deferred debt issuance costs, and all other assets which under GAAP are deemed intangible and any write-up of assets, to the extent that any of the foregoing items were included in total assets or deducted from total liabilities in computing total shareholders equity; and "Shareholder's Equity" means, for SST and its subsidiaries, as of the last day of any calendar quarter, the total amount of shareholder's equity determined on a consolidated basis in accordance with GAAP.

     (k) JPMorgan Chase Bank shall own 100% of SST unless otherwise consented to in writing by MBIA.

     (l) It will furnish to UAC and MBIA the following:

          (I) within 30 days after the close of each fiscal quarter, a certificate signed by an authorized officer of SST (A) stating that SST is in compliance with the financial covenant set forth in Section 6(j) hereof and (B) demonstrating the calculations used to determine compliance with such financial covenant set forth in Section 6(j) hereof;

          (II) as soon as available, but in any event not later than 90 days after the end of each of its fiscal years, a copy of its consolidated balance sheets as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by independent certified public accountants of nationally recognized standing;

          (III) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each of its fiscal years (except for the quarterly periods which coincide with its fiscal year ends), a copy of its unaudited consolidated balance sheet as at the end of such quarter, and the related unaudited statements of income and retained earnings and of consolidated cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, certified by its chief financial officer or treasurer as being fairly stated in all respects when considered in relation to its audited financial statements (subject to normal year-end audit adjustments and the absence of footnotes);

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

          (IV) (A) SST shall notify UAC (or its designee), in writing on a monthly basis by the 15th day of each month, if during the preceding month any of the Receivables is pre-paid, or charged off, or if the Financed Vehicle securing any such Receivable is liquidated or surrendered. Such reporting is for the purpose of permitting UAC to recover chargebacks of "spread" or dealer premium rebates from dealers under dealer agreements under which UAC initially acquired the Receivables and to permit UAC to seek to recover refunds of sales or use taxes previously paid by UAC. UAC shall inform SST of any limitations on the scope of such required reporting that are appropriate to limit such reporting to Receivables in respect of which such rebate or refund may be available. In addition SST shall provide to UAC (or its designee) upon request such information evidencing the amount of recoveries in respect of any such Receivable, including liquidation proceeds or recoveries in respect of any warranty claims or insurance proceeds, that were applied against the Receivable, as UAC (or its designee) may reasonably deem necessary to support any tax refund claim.

               (B) SST shall provide to UAC and (as requested) MBIA periodically the additional data and/or reports consistent with the items listed on Appendix F, it being understood that UAC will assist SST with the formulation and production of said data and/or reports as reasonably requested by SST.

          (V) from time to time, such other financial data relating to SST, its servicing, and each Transaction as UAC or MBIA shall reasonably request. Without limiting the forgoing, SST shall provide to UAC, simultaneously with delivery to others and in like manner, a copy of each certificate, report or notice that SST is required to deliver to MBIA, the Trustee, the Owner Trustee, the Indenture Trustee or any other party under the Trust Agreements or Indentures.

     (m) SST is currently in the business of providing services of the same type required by the terms of the Transaction Documents and is authorized to perform such services.

     (n) SST has received all federal, state and local governmental and regulatory licenses, permits and other authorizations required in order for it to perform the services required by the terms of the Transaction Documents in accordance with the terms and conditions thereof.

     7. Annual Independent Accountants' Report. The annual accountants' report required by Section 8.11 of the Servicing Agreements shall consist of a "SAS 70" audit with respect to SST's policies and procedures.

     8. Other Duties of SST.

     (a) SST shall service all Receivables, Contracts, Financed Vehicles and other property for which it is responsible as servicer under this Agreement and the Trust Agreements in accordance with the stipulated policies and procedures set forth on Appendix G, subject to minor, incidental and occasional exceptions that do not materially adversely affect the value of any Receivable or Contract.

     (b) In its capacity as custodian, upon receipt of the Receivable Files and the Records, SST shall, with respect to each Transaction, review such files to determine whether it has received the original contract and title document with respect to each Receivable and within sixty

(60) days following the Effective Date notify UAC and MBIA if any such documents are missing. After sixty days following the Effective Date, SST shall provide UAC and MBIA with monthly updates on its review of the Receivable Files and Records and notify UAC and MBIA of any such documents that are missing.

     (c) SST shall grant MBIA, UAC, the Trustee, the Indenture Trustee and any successor servicer under the Servicing Agreements, and their respective representatives, reasonable access during normal business hours to SST's premises and all records related to the Transactions, the Trusts and the performance of SST's performance of its obligations hereunder and under the Transaction Documents at SST's expense, The access referred to in this Section 8(c) will be conducted in a manner which does not unreasonably interfere with SST's normal operations or customer or employee relations.

     (d) SST shall be responsible for making all tax filings and related notice mailings related to cancellation of indebtedness of Obligors (Form 1099-C) and undertakes to prepare, mail and file same, as agent for UAC, UACSC or PSC. Each of UAC, UACSC and PSC hereby authorize SST to take such actions as its agent and each agrees to provide such further evidence of such authority as SST shall reasonably deem necessary to carry-out such obligations. UAC shall reimburse SST for its out-of-pocket expenses incurred in providing such filing and reporting services.

     (e) So long as the principal cash accounts of any Transaction are placed with an affiliate of SST, as depository, SST shall bear the fees of the Trustee or Indenture Trustee (as applicable) of such Transaction only to the extent such fees exceed the fees in effect at the Effective Date. So long as the Master Trust Account is placed with an affiliate of SST, as depository, SST will bear the fees of the Master Trustee. The SST affiliate with whom such accounts are placed shall not charge any fee for related services as paying agent or registrar, or SST shall bear such fees.

     9. Other Agreements.

     (a) Notwithstanding any provision in the Servicing Agreements to the contrary, SST shall not be obligated to direct the investment of amounts held in any account. If such direction is not timely provided by the Seller or Depositor as provided in the Servicing Agreements or Indentures, as amended, such investment directions shall be provided by MBIA. MBIA will request in writing that the Trustee and the Indenture Trustee, as applicable, establish a subaccount to the Certificate Account or the Collection Account, as applicable, for each Transaction which sub-account shall be used to manage all funds collected by SST as Successor Servicer. For administrative convenience the Trustee and the Indenture Trustee, as applicable, shall be permitted to utilize separate accounts in lieu of subaccounts.

     (b) The authority to effect a "clean up" call with respect to all Trusts shall be afforded to the Seller or Depositor (or to MBIA, to the extent set forth in the Servicing Agreements), in each case as provided in the Servicing Agreements, as amended. To the extent that UAC, UACSC, PSC or MBIA shall determine to exercise their authority to cause any Trust to dispose of the trust corpus in accordance with the Servicing Agreements, SST shall be provided prompt notice of such determination and shall be permitted to bid on the purchase of the Receivables to be sold and afforded the opportunity to (on not more than one business day's notice) to commit to exceed the price reflected in any other bid deemed by UAC to be more favorable (provided that such a topping bid must be on other terms and conditions that are at least as favorable to the selling trust and UAC as the otherwise more favorable bid). In addition to the foregoing, UACSC hereby agrees that, with respect to any Servicing Agreement which is not amended concurrently with the execution of this Agreement, unless and until Section
16.02 of such Servicing Agreement is amended in a manner consistent with the amendments contained in the Agreement including Omnibus Amendments attached hereto as Appendix C, if Seller or Depositor have failed to exercise its "clean-up call" by the later of (x) the third Payment Date after the Payment Date on which such option first became exercisable and (y) June 1, 2003, Insurer may (so long as no Insurer Default has occurred and is continuing) exercise such option on behalf of the Seller or Depositor and the Servicer may conclusively rely on any such exercise by the Insurer as having been given by UACSC.

     (c) On or before the first Effective Date, UAC shall provide SST with a limited power of attorney in substantially the form of Appendix H. SST shall utilize the authorization provided therein solely to carry out its obligations hereunder or under the Servicing Agreement.

     (d) Notwithstanding anything herein to the contrary, should either (x) the outstanding note or certificate balance in any Trust decline to $1,500,000 or less or (y) the receivables in any Trust remain outstanding past the latest final scheduled distribution date or maturity date, as applicable, for such certificates or notes and no action has been taken, for whatever reason, to effect a clean-up call and terminate the related Servicing Agreement, SST shall
(x) unless otherwise directed by MBIA, curtail its servicing activities with respect to the receivables in such trust to (i) providing Servicer reports limited to statements of cash received and allocations to the applicable "waterfall", (ii) mailing account statements to Obligors, (iii) acceptance, remission and reporting of payments received in respect of receivables held by such Trust; and (iv) receivable custodial services, including release of titles at payoff or for insurance losses, and (y) if MBIA so directs, designate such contracts as other than Active Contracts and coordinate the sale of the balances owed thereunder to a third-party collection agent for a fair market price on commercially reasonable terms. After such time, notwithstanding Appendix A, SST shall be entitled to compensation of no more than $2.00 per Active Contract in such trust per Collection Period and SST shall not be liable for any failure to otherwise conform to the Servicer Performance Test or to provide other servicing required under the Servicing Agreements.

     (e) UAC shall remain entitled to servicing fees under the Servicing Agreements for services through the Effective Date, payable on the next Payment Date in accordance with the Servicing Agreements. UAC shall remain obligated to pay the fees and reasonable expenses of the Trustees, Indenture Trustees and Owner Trustee accrued through the Effective Date in accordance with the Transaction Documents. SST shall promptly reimburse UAC (or pay on UAC's behalf) accrued servicer expenses for repossessions and similar items for which UAC, as Servicer, has historically received reimbursement (in the amount of approximately $500,000, more or less). SST shall be entitled to reimbursement for such expenses as provided in the Servicing Agreements.

     10. Lockbox Account. After a transition period of not more than 120 days during which it shall utilize a lockbox account at Union Federal Bank of Indianapolis, SST shall deposit payments from Obligors on the Receivables, as applicable, to its lockbox account no. 2806462 at Commerce Bank of Kansas City (the "Lockbox Account"). The Lockbox Account shall be maintained as described in Policy No. 31 of SST's Accounting Policies and Procedures as provided to MBIA and UAC prior to the first Effective Date. As soon as practicable but in no event later than five (5) Business Days following the conversion of the Receivables from UAC's system to SST's system, SST shall notify Obligors that payments on the Receivables, as applicable, should be remitted directly into the Lockbox Account.

     11. Liability of Successor Servicer; Indemnity.(a) (a) UAC will indemnify and hold SST harmless from any and all loss, cost, expense, liability or damage whatsoever, including, but not limited to, costs and reasonable attorneys' fees, which may arise at any time (including any time after SST is no longer acting hereunder) directly or indirectly as a result of any act or omission of UAC in connection with this Agreement except for claims arising from SST's default, negligence or willful misconduct. UAC will indemnify and hold SST harmless from any and all loss, cost, expense, liability or damage whatsoever resulting from
(i) any obligation that was required to be performed by UAC, or any prior servicer or originator, including any affiliate of UAC, or any of their respective employees, agents, or any party that provided services with respect to the Receivables (collectively, the "UAC Related Parties") prior to the applicable Effective Date, and (ii) any claim of a third party based on any alleged actions or omissions of the UAC Related Parties. Additionally, MBIA shall indemnify and hold SST harmless from any and all loss, cost, expense, liability or damage whatsoever, including, but not limited to, costs and attorneys' fees, which may arise at any time (including any time after SST is no longer acting hereunder) directly or indirectly as a result of any act or omission of MBIA in connection with this Agreement, except for claims arising from SST's default, negligence or willful misconduct. MBIA will, at its expense, defend any action or proceeding instituted against SST which relates directly or indirectly to the subject matter of this Agreement and for which SST is entitled to be indemnified pursuant to this Section 11. Notwithstanding the foregoing, SST may elect to provide its own defense in any such action with the costs of such defense to be borne by MBIA. To the extent UAC shall fail to pay indemnity amounts owed by it hereunder to SST when due, SST shall be entitled to recover such amounts from the Trusts in the manner provided in Section 9.04 of the Grantor Trust Servicing Agreements or the Indentures, as amended, as applicable.

     (b) SST shall indemnify and hold MBIA, the Trustee, the Indenture Trustee, UAC, UACSC and PSC and their respective officers, directors, employees, representatives and agents (each, an "Indemnified Party") harmless from any and all liability, loss, cost, damage, penalty, fine, forfeiture, legal or accounting fees, court reporting expenses, expert witness fees, and all other fees or costs of any kind, judgments or expenses, resulting from or arising out of a breach of this Agreement or the Servicing Agreements by SST, provided, however, neither SST nor any employee, officer or director thereof shall be liable to any Indemnified Party by reason of any act, contract or transaction performed by SST pursuant to this Agreement or the Servicing Agreements nor shall they be liable for any loss resulting therefrom or for any profit derived therefrom, so long as such act, contract or transaction shall, at the time at which it was entered into, have been reasonable and prudent under the circumstances and shall have conformed to the provisions of this Agreement and the Servicing Agreements. Nothing contained in this Section 11; however, shall validate or authorize any act or shall protect any employee, officer or director of SST against any liabilities to the Indemnified Parties that arise by reason of the failure to comply with this Agreement or the Servicing Agreements, willful misfeasance, dishonesty, negligence or reckless disregard of the duties of SST.

     (c) SST shall not incur any liability under any Transaction Document or Basic Document, as applicable, with respect to (i) any obligation that was required to be performed by UAC or the UAC Related Parties prior to the applicable Effective Date or (ii) any claim of a third party based on any alleged actions or omissions of UAC or the UAC Related Parties.

     (d) SST shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results solely from SST acting in accordance with information prepared or supplied by a Person other than SST or the failure of any such Person to prepare or provide such information; provided, however, SST shall use its best efforts to mitigate any delay or failure to perform hereunder. SST shall have no responsibility, shall not be in default and shall incur no liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement arising solely due to (i) any act or failure to act by any third party, including UAC, the UAC Related Parties, MBIA, the Owner Trustee or the Indenture Trustee, or for any inaccuracy or omission in a notice or communication received by SST from any third party relied on in good faith or
(ii) the invalidity, unenforceability of any Receivable with applicable law due to the act of or failure of a third party or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

     12. Reliance by Successor Servicer. Notwithstanding anything contained in this Agreement or any Servicing Agreement to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of UAC or the UAC Related Parties relating to the Receivables (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and SST shall have no duty, responsibility, obligation or liability for the acts and omissions of UAC or the UAC Related Parties. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to SST making or continuing any Errors (collectively, "Continued Errors"), SST shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that SST agrees to use its best efforts to prevent further Continued Errors. In the event that SST becomes aware of Errors or Continued Errors, SST shall, with the prior consent of MBIA, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. SST shall be entitled to recover its costs thereby expended from UAC, or to the extent UAC is unwilling or unable to pay for such costs, from MBIA.

     13. Termination.

     (a) This Agreement shall terminate upon the earliest of (i) the termination of all of the Servicing Agreements, and (ii) with respect to any Transaction the effective date of termination of SST as Successor Servicer for such Transaction pursuant to clause (b) of this Section. No termination of this Agreement shall relieve the parties of their respective obligations incurred hereunder or under the Servicing Agreements prior to the effective date of such termination or which survive such termination. Notwithstanding the foregoing, the obligations of SST, UAC and MBIA shall survive termination of this Agreement and any of the Transaction Documents and the earlier resignation or removal of the Trustee and/or the Indenture Trustee, as the case may be.

     (b) By written notice to the parties hereto and the Trustee and the Indenture Trustee, as the case may be, MBIA (or, with the consent of MBIA, UAC) may terminate SST as Successor Servicer with respect to any Transaction upon the occurrence of any of the following (each, a "Servicer Breach") (i) a breach by SST of any of its covenants or agreements contained herein; (ii) any of the events listed in Section 14.01 of the Servicing Agreements; provided, however, that SST shall not be subject to any (x) event of default pursuant to Section
14.01 of the  Servicing  Agreements,  or (y) any  trigger  event  identified  in
Section 6.01(a) of the Insurance Agreements, if any such event under (x) or (y) was committed by any party other than SST; and (iii) upon the failure of the Servicer Performance Test (as described below) by SST with respect to any Transaction; provided, however, that with respect to this Section 13, any reference to "Servicer" shall be deemed to refer to SST as Successor Servicer and any reference to the "Agreement" or "hereunder" shall be deemed to refer to this Agreement and each Servicing Agreement. "Servicer Performance Test" shall be failed, with respect to any Collection Period or Settlement Period, as applicable, in the event that SST has breached a Performance Standard as specified in Appendix E hereto.

     Termination pursuant to clause (b) above with respect to a Transaction shall be effective on the date specified in the notice of termination.

     (c) SST agrees to cooperate with MBIA and any other successor servicer under the Servicing Agreements in effecting the termination of this Agreement and the responsibilities and rights of SST hereunder, including, without limitation, the transfer to the successor servicer under the Servicing Agreements of all amounts (cash or otherwise) that shall at the time be held by SST for deposit, or have been deposited by SST, in the Lockbox Account or the Collection Account or thereafter received with respect to any of the Receivables, and prior to transfer thereof, any such amounts shall be held in trust by SST on behalf of the Trustee and Indenture Trustee, for the benefit of MBIA, the Certificateholders and the Noteholders, as applicable. SST shall, at its own expense (only if terminated pursuant to Section 13(b) above, transfer its records (electronic and otherwise) or otherwise at the expense of MBIA or a party other than SST) relating to the Receivables to the successor servicer under the Servicing Agreements in such form as such successor servicer may reasonably request and shall transfer the related files and all other records, correspondence and documents relating to the Receivables that it may possess to the successor servicer under the Servicing Agreements in the manner and at such times as such successor servicer shall reasonably request.

     (d) Following written notice from MBIA to SST (with a copy to the Trustee and the Indenture Trustee), this Agreement shall terminate with respect to each Trust (as defined in each related Servicing Agreement) upon the payment in full of the Notes or the Certificates, as applicable, issued by such Trust and guaranteed by MBIA.

     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

(WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

     15. Consent to Jurisdiction. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     16. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER.

     17. Counterparts; Amendments. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. This Agreement may be amended from time to time only by a written amendment duly executed and delivered by the parties hereto.

     18. No Assignment; Use of Subcontractors. This Agreement may not be assigned by the Successor Servicer without the prior written consent of MBIA and UAC and prior written notice to the Trustee, Owner Trustee and Indenture Trustee. SST may not subcontract the performance of the Services to Persons (as defined in the Servicing Agreements) other than its affiliates without MBIA's prior written consent, which consent MBIA may withhold in its sole discretion. An affiliate with whom SST so subcontracts shall not become the Successor Servicer hereunder and SST shall remain liable for the obligations of the Successor Servicer pursuant to the terms hereof. All amounts collected by SST's affiliates shall be deemed collected by SST.

     19. Notices. All demands, notices and communication under this Agreement or the Servicing Agreements shall be given in the manner required by the Servicing Agreements and, in the case of SST, at the following address: Systems & Services Technologies, Inc., 4315 Pickett Road, St. Joseph, Missouri 64503, Attention:
John J. Chappell and Joseph D. Booz, Telephone: (816) 671-2022, Facsimile: (816) 671-2029, or at such other address as shall be designated by SST in writing; and in the case of UAC, Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana, 46219, Attention: President, Telephone: (317) 231-1079,
Facsimile: (317) 231-7926, or at such other address as shall be designated by UAC in writing.

     20. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provisions hereof.

     21. Nonpetition. None of the parties hereto shall file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law against the Trusts (as defined in the Servicing Agreements), PSC or UACSC.

     22. Third Party Beneficiary. The parties hereto acknowledge and agree that each of the Trustee, the Master Trustee and the Indenture Trustee shall be an intended third party beneficiary to this Agreement and the transactions contemplated hereby.

     23. Creditor Representative. Any consent, approval or other determination under this Agreement which contemplates participation by UAC (or a subsidiary thereof) shall apply with equal force to, and also shall require the consent, approval and determination, as applicable, of the Creditor Representative. Any requirement to provide reports, access to records and/or notice to UAC (or a subsidiary thereof) shall also be imposed as to the Creditor Representative.

     This Agreement may not be amended, supplemented, waived or otherwise modified except by a written agreement executed by the parties hereto and the Creditor Representative.

     "Creditor Representative" shall mean initially, the Official Committee of Unsecured Creditors (the "Committee") appointed in connection with the Chapter 11 proceeding in the United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division, Case No. 02-19231-BHL-11 (the "Proceeding") or any successor thereto (including, without limitation, any plan Committee provided for in, or contemplated by, any plan of reorganization approved by the Bankruptcy Court in the Proceeding) or, in the absence of any successor, one or more of the unsecured creditors authorized to act on behalf of any such committee. No change in the identity of the Creditor Representative shall be effective unless and until the most recent Creditor Representative shall have notified each of the parties hereto in writing of such change.

     Copies of all notices,  reports or other  correspondence  sent to any party
hereto   pursuant  to  this  Agreement  shall  also  be  sent  to  the  Creditor
Representative  c/o Peter D. Schellie,  Esq.,

Bingham McCutchen LLP, 1120 20th Street, NW, Suite 800, Washington, DC 20036, or to such other address as the Creditor Representative may designate from time to time in a written notice to each of the parties hereto.

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                                       16

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                               SYSTEMS & SERVICES TECHNOLOGIES, INC.,
                               as Successor Servicer

                               By: /s/ John Chappell
                                  ----------------------------------------------
                               Name:   John Chappell
                               Title:  President

                               MBIA INSURANCE CORPORATION

                               By: /s/ Rosemary Kelley
                                  ----------------------------------------------
                               Name:   Rosemary Kelley
                               Title:  Director

                               UNION ACCEPTANCE CORPORATION

                               By: /s/ Lee Ervin
                                  ----------------------------------------------
                               Name:   Lee Ervin
                               Title:  President & CEO

                               UAC SECURITIZATION CORPORATION

                               By: /s/ Leeanne W. Graziani
                                  ----------------------------------------------
                               Name:   Leeanne W. Graziani
                               Title:  President

                               PERFORMANCE SECURITIZATION CORPORATION

                               By: /s/ Leeanne W. Graziani
                                  ----------------------------------------------
                               Name:   Leeanne W. Graziani
                               Title:  President

                               CREDITOR REPRESENTATIVE
                               By: Official Committee of the Unsecured Creditors
                                   of Union Acceptance Corporation
                               By: Bingham McCutchen LLP

                               By: /s/ Peter D. Schellie
                                  ----------------------------------------------
                                   Peter D. Schellie

APPOINTMENT AND CONSENT

Grantor Trusts:

The undersigned hereby acknowledges and consents to the terms of this Servicing Transfer Agreement and, subject to and upon the Effective Date with respect to each Grantor Trust Transaction and PSC Transaction, respectively, hereby appoints SST as Successor Servicer with respect to such Transaction.

BNY Midwest Trust Company,
not individually, but solely as Trustee under each of the Grantor Trust Servicing Agreements and the PSC Servicing Agreement

By:  /s/ Sally Tokich
    ----------------------
     Sally Tokich


Its: Assistant Treasurer







Owner Trusts:

The undersigned hereby acknowledges and consents to the terms of this Servicing Transfer Agreement and, subject to and upon the Effective Date with respect to each Owner Trust Transaction and CIBC Transaction, respectively, hereby appoints SST as Successor Servicer with respect to such Transaction.

BNY Midwest Trust Company                      The Bank of New York
Not individually, but solely as                Not individually, but solely as
Indenture Trustee under each of                Indenture Trustee under the
the Owner Trust Servicing Agreements           UACSC 2000-B Servicing Agreement
(other than UACSC 2000-B and the
CIBC Servicing Agreement

By:  /s/ Sally Tokich                         By: /s/ Cassandra D. Shedd
    ---------------------------------            -------------------------------
     Sally Tokich                                 Cassandra D. Shedd

Its:  Assistant Treasurer                     Its: Assistant Vice President

Accepted and Consent Given:



Wachovia Trust Company,
   National Association
not individually, but solely as Owner
Trustee under each of the Owner Trust
Servicing Agreements and the
CIBC Servicing Agreement



By:  /s/ Amy L. Martin
    ---------------------------------
     Amy L. Martin


Its: Assistant Vice President



Consent Given:



Canadian Imperial Bank of Commerce



By: /s/ James W. Lees
    --------------------------------
    James W. Lees


Its: Authorized Signatory